UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   January 30, 2012

AngioDynamics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50761	11-3146460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Plaza Drive Latham, New York	12110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (518) 795-1400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On January 30, 2012, AngioDynamics, Inc. entered into a Stock Purchase Agreement (the “Purchase Agreement”) with NM Holding Company, Inc., a Delaware corporation (“Navilyst”), the stockholders of Navilyst who are, or will be before the closing set forth on the signature pages thereto (the “Sellers”), solely with respect to, and as specified in, Sections 2.4 and 7.11(b) thereof, the Optionholders who execute joinder agreements thereto, and, solely with respect to, and as specified in, Section 2.6 and Article XII thereof, Avista Capital Partners GP, LLC, in its capacity as sellers’ representative (the “Sellers’ Representative”), pursuant to which AngioDynamics has agreed to acquire from the Sellers all of the issued and outstanding capital stock of Navilyst (the “Acquisition”).  Subject to satisfaction of the terms and conditions set forth in the Purchase Agreement, Navilyst will become a wholly-owned subsidiary of AngioDynamics as a result of the Acquisition.

Pursuant to the terms of the Purchase Agreement, the total purchase price will be subject to adjustment based on the working capital of Navilyst at the closing of the Acquisition and will consist of the following:

•
Total cash consideration of approximately $235 million, which will be used to repay Navilyst’s existing indebtedness, pay the liquidation value of the issued and outstanding preferred stock of Navilyst, pay for certain fees, expenses and employee transaction bonuses of Navilyst and the Sellers and pay certain cash consideration to the Sellers in respect of their for all the issued and outstanding shares of Navilyst common stock; and

•
9,479,607 shares of common stock, $0.01 par value, of AngioDynamics (the “Common Stock”).  AngioDynamics will call and hold a special meeting of the stockholders to approve the issuance of the Common Stock.

The closing of the Acquisition is subject to certain conditions, including, among others, (i) approval by AngioDynamics’ stockholders of AngioDynamics’ issuance of the Common Stock to the Sellers (the “Stockholder Approval”); (ii) expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Act; (iii) the absence of any order or action prohibiting consummation of the transactions contemplated by the Purchase Agreement or of any law that would make consummation of the transactions illegal; (iv) approval for listing on NASDAQ of the Common Stock to be issued; (v) the absence of a Material Adverse Effect (as defined in the Purchase Agreement) with respect to Navilyst; and (vi) the accuracy of representations and warranties and compliance with covenants as provided for in the Purchase Agreement.  The Acquisition is expected to close during the Company’s fiscal 2012 fourth quarter ending May 31, 2012.

The Purchase Agreement may be terminated, on or prior to the closing date, by, among other things: (i) the mutual written consent of AngioDynamics and the Sellers’ Representative; (ii) the Sellers’ Representative or, subject to certain limitations, AngioDynamics, if the closing date has not occurred on or before the date that is six (6) months from the date of the Agreement (the “Initial Termination Date”) (unless the only condition to closing that has not been fulfilled by the Initial Termination Date is expiration or termination of all applicable waiting periods under Hart-Scott-Rodino Act, in which case the Initial Termination Date will be extended to the date that is nine (9) months from the date of the Agreement); (iii) AngioDynamics or the Sellers’ Representative, if a governmental authority has issued an order prohibiting the transactions contemplated by the Agreement; (iv) by the Sellers’ Representative, upon certain breaches by AngioDynamics; (v) by AngioDynamics, upon certain breaches by the Sellers or Navilyst; (vi) by AngioDynamics upon the occurrence of a Material Adverse Effect with respect to Navilyst; (vii) by Navilyst upon the occurrence of a Material Adverse Effect with respect to AngioDynamics; and (viii) the Sellers’ Representative or, subject to certain limitations, AngioDynamics if, prior to the Stockholder Approval, AngioDynamics’ Board of Directors has withdrawn its recommendation of the Acquisition or AngioDynamics has failed to perform its obligations to seek the Stockholder Approval (each such action, a “Buyer Triggering Action”), in each case, after AngioDynamics’ Board of Directors has determined in good faith, after receiving advice of outside counsel, that the failure to effect such action would be inconsistent with the exercise of its fiduciary duties to the stockholders of AngioDynamics under applicable Law; and (ix) AngioDynamics or the Sellers’ Representative, if the Stockholder Approval is not obtained at the stockholder meeting.

In the event that the Purchase Agreement is terminated by AngioDynamics or the Sellers’ Representative because, prior to the receipt of the Stockholder Approval, AngioDynamics’ Board of Directors has effected a Buyer Triggering Action, then AngioDynamics must pay to the Sellers’ Representative, as the sole and exclusive remedy of the Sellers (other than as expressly set forth in the Purchase Agreement), an amount equal to $11,250,000.  If the Purchase Agreement is terminated by AngioDynamics or the Sellers’ Representative because the Stockholder Approval has not been obtained at the stockholder meeting, then AngioDynamics will reimburse to the Sellers’ Representative, as the sole and exclusive remedy of the Sellers (other than as expressly set forth in the Purchase Agreement), the Sellers’ reasonable expenses in the amount equal to $3,500,000.

The representations and warranties of the Sellers, Navilyst and AngioDynamics will survive from the period beginning on the closing date of the Acquisition and ending on July 15, 2013.  The Sellers have agreed to indemnify AngioDynamics for certain losses related to breaches of the representations, warranties and covenants of Navilyst and the Sellers and certain actions with respect to the failure of a Navilyst optionholder to execute a joinder and become a party to the Purchase Agreement.  AngioDynamics has agreed to indemnify the Sellers for certain losses related to breaches of the representations, warranties and covenants of AngioDynamics.  Subject to limited exceptions, the indemnification obligations of the parties are subject to the prior satisfaction by each party of a deductible amount equal $3,750,000, whereupon the applicable indemnified party will be entitled only to receive amount in excess of the deductible amount.  At the closing, AngioDynamics will deposit $20,000,000 of the purchase price into an escrow account, which will be used as the sole and exclusive remedy to satisfy any post-closing working capital adjustment in AngioDynamics’ favor and the indemnification obligations of the Sellers, subject to limited exceptions.  Claims for indemnification that do not exceed $50,000 will not be eligible for indemnification and will not be considered in the calculation of the deductible amount.

Simultaneously with the execution of the Purchase Agreement, AngioDynamics entered into a commitment letter (the “Commitment Letter”) with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A. (“JPMCB”), Bank of America, N.A. (“BANA”) and KeyBank National Association (together, with JPMCB and BANA, the “Commitment Providers”).  The Commitment Letter provides that, subject to certain customary terms and conditions, the Commitment Providers will provide (i) a senior secured term loan facility in an aggregate principal amount of $150,000,000 (the “Term Facility”) to fund a portion of AngioDynamics’ payment obligation upon consummation of the Acquisition and (ii) a senior secured revolving credit facility in an aggregate principal amount of $50,000,000 (the “Revolving Credit Facility” and collectively with the Term Facility, the “Facilities”).  The Company will pay certain customary fees and expenses in connection therewith.  The agreement governing the Facilities will subject AngioDynamics to customary terms and covenants, including financial maintenance covenants, and will be subject to customary events of default.

Stockholders Agreement

In connection with the closing of the transactions contemplated by the Purchase Agreement, AngioDynamics and certain of the Sellers (the “Stockholders”) will enter into a Stockholders Agreement (the “Stockholders Agreement”), pursuant to which, among other things, AngioDynamics’ Board of Directors will be increased from eight (8) to ten (10) directors and Avista Capital Partners, L.P. (“Avista”) will have the right to appoint two (2) directors to AngioDynamics’ Board of Directors until such time as, with respect to the first director, the Stockholders’ beneficial ownership in AngioDynamics has been reduced below 20% of the then outstanding voting shares and, with respect to the second director, the Stockholders’ beneficial ownership in AngioDynamics has been reduced below 10% of the then outstanding voting shares.

The Stockholders Agreement contains certain standstill obligations, which will prohibit the Stockholders and their controlled affiliates from taking certain actions with respect to AngioDynamics until the later of (i) seven (7) years following the closing of the Acquisition and (ii) three (3) years after the Stockholders cease to beneficially own at least five percent (5%) of the then outstanding voting shares.  For the period from the date of the Stockholders Agreement to one (1) year from the date of the Stockholders Agreement, the Stockholders are required to vote their voting shares in accordance with the recommendation of AngioDynamics’ Board of Directors with respect to any business or proposal on which AngioDynamics’ stockholders are entitled to vote.  For the period from the date that is one (1) year from the date of the Stockholders Agreement until the first date that the Stockholders no longer beneficially own at least ten percent (10%) of the voting securities outstanding at such time, the Stockholders agree to vote all voting securities then owned by the Stockholders either, in the sole discretion of each Seller, (x) in accordance with the recommendation of the Board or (y) in proportion to the votes cast with respect to the voting securities not owned by the Stockholders with respect to any business or proposal on which the stockholders of AngioDynamics are entitled to vote.  If at any time following one (1) year from the date of the Stockholders Agreement, the Stockholders beneficially own less than fifteen percent (15%) of the voting securities then outstanding and there is no stockholder designee then serving on the AngioDynamics Board pursuant to the Stockholders Agreement, the Stockholders may vote all voting securities then owned by the Stockholders in their own discretion.  In addition, from the date of the Stockholders Agreement until there is no longer a stockholder designee serving on the Board of AngioDynamics pursuant to the Stockholders Agreement, the Stockholders will also be subject to a non-competition covenant, which, subject to certain exceptions, will prohibit them from acquiring, holding, or otherwise investing in certain competitors of AngioDynamics and Navilyst.

The Stockholders Agreement grants the Stockholders certain registration rights with respect to their Common Stock and imposes certain restrictions on the Stockholders’ ability to transfer their shares of Common Stock, including, among other things, a twelve (12) month prohibition on the transfer of the shares of Common Stock issued to the Stockholders in connection with the Acquisition (other than transfers to certain permitted transferees).

The foregoing description of the Purchase Agreement and the Stockholders Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement and the Form of Stockholders Agreement, respectively, which are attached hereto as Exhibits 2.1 and 2.2, respectively, and are incorporated herein by reference.  The Purchase Agreement and the Form of Stockholders Agreement have been included to provide investors and security holders with information regarding their terms.  They are not intended to be a source of financial, business or operational information, or provide any other factual information, about AngioDynamics, Navilyst or their respective subsidiaries or affiliates.  The representations, warranties and covenants contained in the Purchase Agreement and the Form of Stockholders Agreement are made only for purposes of such agreements; are as of specific dates; are solely for the benefit of the parties thereto (except as specifically set forth therein); may be subject to limitations agreed upon by the parties thereto, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties, instead of establishing these matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of AngioDynamics or Navilyst or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement or the Stockholders Agreement, as applicable, which subsequent information may or may not be fully reflected in AngioDynamics’ public disclosures or public disclosures concerning Navilyst.

Item 3.02  Unregistered Sale of Securities.

The information regarding the proposed issuance of shares of Common Stock set forth in Item 1.01 above is incorporated herein by reference.

The shares of Common Stock to be issued to the Sellers in connection with the Acquisition will be offered and sold in reliance upon the exemption from registration provided by Section 4(2) under the Securities Act of 1933.  The offer and sale of shares of Common Stock to the Sellers, as a portion of the consideration for the Acquisition, is a privately negotiated transaction with the Sellers that did not involve a general solicitation.  The certificates representing the shares of Common Stock to be issued in connection with the Acquisition will contain a legend to the effect that such shares are not registered under the Securities Act and may not be sold or transferred except pursuant to a registration which has become effective under the Securities Act or pursuant to an exemption from such registration.

Item 3.03  Material Modifications to Rights of Security Holders.

In connection with the Purchase Agreement, AngioDynamics entered into a First Amendment to Rights Agreement, dated as of January 30, 2012 (the “First Amendment”), which amended the Rights Agreement, dated May 26, 2004, by and between the Company and Registrar and Transfer Company, as Rights Agent (the “Rights Agreement”).

The First Amendment amends the Rights Agreement to provide (i) that none of the Stockholders or any of their permitted transferees (to the extent such transferees would be deemed to beneficially own the Common Stock) will be deemed to be an Acquiring Person (as defined in the Rights Agreement) unless the Stockholders or their permitted transferees are the beneficial owners of shares of Common Stock that constitute 15% or more of the shares of Common Stock then outstanding (the “Stockholder Cap”), except that the Stockholder Cap will exclude the shares of Common Stock acquired pursuant to the Purchase Agreement (the “Shares”) then beneficially owned by the Stockholders or their permitted transferees so long as (A) beneficial ownership of the Shares by the Stockholders or their permitted transferees constitutes 15% or more of the shares of Common Stock then outstanding and (B) the Stockholders and their permitted transferees do not beneficially own shares of Common Stock other than the Shares, except to the extent specifically permitted under the Stockholders Agreement, and (ii) that neither (A) the approval, execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated thereby nor (B) any transfer to a permitted transferee or any acquisition of Common Stock by a Stockholder or any permitted transferee, to the extent specifically permitted under the Stockholders Agreement, shall be deemed an Acquisition Transaction (as defined in the Rights Agreement) for purposes of the Rights Agreement.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, which is filed as Exhibit 4.1 hereto, and is incorporated herein by reference.

Safe Harbor

This document includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  Investors can identify these statements by the fact that they do not relate strictly to historical or current facts.  These statements contain words such as “expect,” “reaffirm,” “anticipate,” “plan,” “believe,” “estimate,” “may,” “will,” “predict,” “project,” “might,” “intend,” “potential,” “could,” “would,” “should,” “optimistic,” “seek,” “continue,” “pursue,” or “our future success depends,” or the negative or other variations thereof or comparable terminology, are intended to identify such forward-looking statements.  In particular, they include statements relating to, among other things, future actions, strategies, future performance and future financial results of AngioDynamics.  These forward-looking statements are based on current expectations and projections about future events.  The forward-looking statements in this document include those with respect to the expected timing of the completion of the transaction.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance or results of AngioDynamics may differ materially from those expressed or implied by such forward-looking statements.  Such risks and uncertainties include, but are not limited to, the factors described from time to time in AngioDynamics’ reports filed with the SEC, including AngioDynamics’ Form 10-K for the fiscal year ended May 31, 2011 and AngioDynamics’ Form 10-Q for the quarterly period ended November 30, 2011; the ability of AngioDynamics to develop its existing and new products; financial community and rating agency perceptions of AngioDynamics; third-party relations and approvals; technological advances and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approvals; the ability of AngioDynamics to develop its products; future actions by the FDA or other regulatory agencies; domestic and foreign health care reforms and governmental laws and regulations; results of pending or future clinical trials; overall economic conditions; the results of ongoing litigation; the effects of economic, credit and capital market conditions on the economy in general, and on medical device companies in particular; general market conditions; market acceptance; foreign currency exchange rate fluctuations; the effects on pricing from group purchasing organizations and competition and the ability of AngioDynamics to integrate purchased businesses, including Navilyst.  Risk and uncertainties related to the proposed transaction include, but are not limited to delays in or failure to obtain any required governmental and regulatory approvals with respect to the transaction; failure to obtain stockholder approval of the issuance of the AngioDynamics common stock in connection with the transaction; failure to consummate or delay in consummating the transaction for other reasons; the possibility that the expected benefits of the transaction, including projected synergies and tax benefits, may not materialize as expected; disruption from the proposed transaction making it more difficult to maintain business and operational relationships; and the failure to successfully integrate the products, R&D capabilities, infrastructure and employees of AngioDynamics and Navilyst.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. AngioDynamics disclaims any obligation to update the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this document.

Additional Information

AngioDynamics intends to file with the SEC a proxy statement regarding the issuance of the AngioDynamics common stock in connection with the proposed transaction.  The proxy statement will be mailed to AngioDynamics’ stockholders.  INVESTORS AND STOCKHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANGIODYNAMICS AND THE PROPOSED TRANSACTION.  Investors and stockholders will also be able to obtain a free copy of these documents (when they are available), as well as other filings made by AngioDynamics, without charge, at the SEC’s web site at http://www.sec.gov.  In addition, the documents filed by AngioDynamics with the SEC may be obtained free of charge by contacting AngioDynamics’ investor relations firm:  EVC Group, 60 East 42nd Street, Suite 936, New York, NY  10165.

AngioDynamics and its executive officers, directors and other persons may be deemed to be participants in the solicitation of proxies from AngioDynamics’ stockholders with respect to the issuance of the AngioDynamics common stock in connection with the proposed transaction.  Information regarding the officers and directors of AngioDynamics and their ownership of AngioDynamics common stock is set forth in AngioDynamics’ proxy statement for its most recent annual meeting, which was filed with the SEC on September 6, 2011.  Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the issuance of the AngioDynamics common stock in connection with the proposed transaction.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

2.1
Stock Purchase Agreement, dated as of January 30, 2012, by and among AngioDynamics, Inc., NM Holding Company, Inc. (“Navilyst”), the stockholders of Navilyst who are, or will be before the closing set forth on the signature pages thereto, solely with respect to, and as specified in, Sections 2.4 and 7.11(b) thereof, the Optionholders who execute joinder agreements thereto, and, solely with respect to, and as specified in, Section 2.6 and Article XII thereof, Avista Capital Partners GP, LLC, in its capacity as sellers’ representative.

2.2	Form of Stockholders Agreement, by and among AngioDynamics, Inc. and the stockholders set forth on the signature pages thereto.
4.1	First Amendment to Rights Agreement, dated as of January 30, 2012, by and between AngioDynamics, Inc. and Registrar and Transfer Company, as Rights Agent.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGIODYNAMICS, INC.

Date: February 3, 2012	/s/ D. Joseph Gersuk
D. Joseph Gersuk
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)
2.1
Stock Purchase Agreement, dated as of January 30, 2012, by and among AngioDynamics, Inc., NM Holding Company, Inc. (“Navilyst”), the stockholders of Navilyst who are, or will be before the closing set forth on the signature pages thereto, solely with respect to, and as specified in, Sections 2.4 and 7.11(b) thereof, the Optionholders who execute joinder agreements thereto, and, solely with respect to, and as specified in, Section 2.6 and Article XII thereof, Avista Capital Partners GP, LLC, in its capacity as sellers’ representative.
E
2.2	Form of Stockholders Agreement, by and among AngioDynamics, Inc. and the stockholders set forth on the signature pages thereto.	E
4.1	First Amendment to Rights Agreement, dated as of January 30, 2012, by and between AngioDynamics, Inc. and Registrar and Transfer Company, as Rights Agent.	E